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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 23, 2005

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                                 XL CAPITAL LTD
             (Exact name of registrant as specified in its charter)

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      Cayman Islands                1-10809               98-0191089
(State or other jurisdiction      (Commission          (I.R.S. Employer
     of incorporation)            File Number)        Identification No.)


             XL House, One Bermudiana Road, Hamilton, Bermuda HM 11
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (441) 292 8515

                                 Not Applicable
          (Former name or former address, if changed since last report)

                                  ------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.     Entry into a Material Definitive Agreement.

Credit Facilities
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     On December 23, 2005, XL Capital Ltd, a Cayman Islands exempted limited company (the "Company"), together with its wholly-owned subsidiaries X.L. America, Inc., a Delaware corporation ("XLA"), XL Insurance (Bermuda) Ltd, a Bermuda exempted company ("XLI"), and XL Re Ltd, a Bermuda exempted company ("XLRe" and, together with the Company, XLA and XLI, the "Obligors"), entered into (i) Amendment No. 1 (the "Amendment") to the Letter of Credit Facility and Reimbursement Agreement, dated as of November 17, 2004 (the "Letter of Credit Agreement"), between the Obligors, the Lenders party thereto and Citibank International plc, as Agent and Security Trustee and (ii) a 364-Day Credit Agreement (the "Credit Agreement") with Deutsche Bank AG New York Branch, as the Lender.

     The Letter of Credit Agreement provides for the issuance of letters of credit for the account of the Company in an aggregate face amount not exceeding 450,000,000. The Amendment, among other things, extends the commitment termination date to August 31, 2006 and amends certain definitions and covenants. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

     The Credit Agreement provides for letters of credit and revolving credit loans of up to, in the aggregate, $100,000,000. Interest and fees payable under the Credit Agreement shall be determined pursuant to the terms set forth therein. The commitments under the Credit Agreement will expire on, and amounts borrowed under the Credit Agreement may be borrowed, repaid and reborrowed from time to time until, the earlier of (i) December 23, 2006 and (ii) the date of termination in whole of the commitments upon an optional termination or reduction of the commitments by the Obligors or upon an event of default. Each of the Company, XLA, XLI and XLRe guarantees the obligations of the other Obligors under the Credit Agreement. The Credit Agreement contains financial covenants that require the Company to maintain a minimum consolidated net worth and a maximum ratio of total consolidated debt to the sum of total consolidated debt plus consolidated net worth. In addition, the Credit Agreement contains other customary affirmative and negative covenants for credit facilities of this type as well as certain customary events of default. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

     Certain of the Lenders party to the Letter of Credit Agreement and/or the Credit Agreement and their respective affiliates have, from time to time, performed various investment or commercial banking and financial advisory services for the Obligors in the ordinary course of business.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information contained in Item 1.01 of this Current Report on Form 8-K concerning the Credit Agreement is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

     (c)     Exhibits.  The following exhibits are filed herewith:


Exhibit No.   Description
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     10.1     Amendment No. 1, dated as of December 23, 2005, to the Letter of
              Credit Facility and Reimbursement Agreement, dated as of November
              17, 2004, between XL Capital Ltd, X.L. America, Inc., XL Insurance
              (Bermuda) Ltd and XL Re Ltd, as Obligors, the Lenders party thereto, and Citibank International plc, as Agent and Security
              Trustee.

     10.2 364-Day Credit Agreement, dated as of December 23, 2005, between XL Capital Ltd, X.L. America, Inc., XL Insurance (Bermuda) Ltd and XL Re Ltd, as Account Parties and Guarantors, and Deutsche Bank AG New York Branch, as the Lender.

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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     December 23, 2005

                                      XL CAPITAL LTD
                                       (Registrant)


                                      By:  /s/ Fiona Luck
                                           -------------------------------------
                                           Name:  Fiona Luck
                                           Title: Executive Vice President,
                                                  Global Head of Corporate
                                                  Services & Assistant Secretary